                          THE CHITTENDEN CORPORATION
                          --------------------------
                      SUPPLEMENTAL EXECUTIVE SAVINGS PLAN
                      -----------------------------------



                           Effective January 1, 1997
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                                   PREAMBLE
                                   --------


This Supplemental Executive Savings Plan is a nonqualified plan whose principal objective is to make up contributions for selected executives which would have been made to the Chittenden Corporation Incentive Savings and Profit Sharing Plan except for the compensation and contribution limits imposed by Sections 401(a)(17), 401(k), 402(g), and 415 of the Internal Revenue Code of 1986, as amended. The plan is designed to provide a benefit which, when added to other retirement income of the executive, will meet the objective described above. Eligibility for participation in the Plan shall be limited to the executives selected by the Board of Directors. This Plan is intended to be an unfunded plan maintained solely for the purpose of providing benefits for a select group of executives, with such benefits to be paid from the general assets of Chittenden Corporation. This Plan will become effective on January 1, 1997, and becomes effective as to each Participant on the date he or she is designated as such hereunder.

                               TABLE OF CONTENTS
                               -----------------

                                                            Page
                                                            ----

PREAMBLE


SECTION I    -  DEFINITIONS


                1.1  "Account"                              I-1
                1.2  "Basic Plan"                           I-1
                1.3  "Beneficiary"                          I-1
                1.4  "Board"                                I-1
                1.5  "Code"                                 I-1

                1.6  "Corporation"                          I-1
                1.7  "Earnings"                             I-1
                1.8  "Effective Date"                       I-2
                1.9  "Interest Credits"                     I-2
                1.10 "Participant"

                1.11 "Plan"                                 I-2
                1.12 "Plan Year"                            I-2
                1.13 "Salary Reduction Agreement"           I-3
                1.14 "Salary Reduction Contributions"       I-3
                1.15 "Severance Date"                       I-3


SECTION II   -  ELIGIBILITY FOR BENEFITS                    II-1


SECTION III  -  SUPPLEMENTAL PLAN CONTRIBUTIONS


                3.1  Salary Reduction Agreement             III-1
                3.2  Matching Employer Contributions        III-2
                3.3  Income Credits                         III-3
                3.4  Vesting                                III-3


SECTION IV   -  PAYMENT OF RETIREMENT BENEFITS              IV-1


SECTION V    -  DEATH BENEFITS PAYABLE                      V-1


SECTION VI   -  MISCELLANEOUS                               VI-1

                                   SECTION I
                                   ---------
                                  DEFINITIONS
                                  -----------



1.1 "Account" means the notional account balance of a Participant under the Plan represented by his Salary Reduction Contributions and Matching Employer Contributions plus Interest Credits (as described in Section III).


1.2 "Basic Plan" means the Chittenden Corporation Incentive Savings and Profit Sharing Plan.


1.3 "Beneficiary" means a Participant's Beneficiary as designated under the terms of the Basic Plan.


1.4  "Board" means the Board of Directors of the Chittenden Corporation.


1.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time and any regulations issued thereunder. Reference to any Code Section shall include any successor provision thereto.


1.6  "Corporation" means the Chittenden Corporation.


1.7 "Earnings" means the earnings of a Participant, as defined under the terms of the Basic Plan, without regard to the earnings limitation that would otherwise be imposed by Code Section 401(a)(17).

1.8  "Effective Date" means January 1, 1997.


1.9 "Income Credits" means the earnings credited to a Participant's Account, as described in Section 3.3.


1.10 "Participant" means the individuals holding the following positions and any other executive employee of the Corporation that may be designated as a Participant by the Board, provided such individual(s) satisfies the participation eligibility requirements of the Basic Plan:


     (a)  Chief Executive Officer;
     (b)  Chief Auditor;
     (c)  Chief Credit Policy Officer;
     (d)  Chief Financial Officer;
     (e)  Executive Vice President of Commercial Banking and Trust;
     (f)  Executive Vice President of Community Banking;
     (g)  Executive Vice President of Operations and Administration; and
     (h)  General Counsel;


     An employee shall become a Participant in the Plan as of the date he or she is individually selected by, and specifically named in the resolutions of the Board for inclusion in the Plan.


1.11 "Plan" means the Chittenden Corporation Supplemental Executive Savings Plan, as set forth herein and as may be amended from time to time.


1.12 "Plan Year" means the 12-month period beginning on January 1 and ending on the following December 31.

1.13 "Salary Reduction Agreement" means the agreement between the Corporation and the Participant pursuant to Section 3.1 of this Plan.


1.14 "Salary Reduction Contributions" means the Participant's contributions made pursuant to Section 3.1.


1.15 "Severance Date" means the termination of a Participant's employment with the Corporation on one of the dates specified in Section 2.1.


The masculine gender, where appearing in the Plan will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.

                                  SECTION II
                                  ----------
                           ELIGIBILITY FOR BENEFITS
                           ------------------------


2.1 Each Participant is eligible to receive a benefit under this Plan beginning on the earliest of one of the following Severance Dates:


     (a) "Normal Retirement Date", which is the first day of the month in which the Participant reaches age 65, or, if later, the first day of the month in which he terminates employment.


     (b) "Disability Retirement Date", which is the first day of the month in which a Participant is deemed to be disabled under the terms of the Basic Plan.


     (c) The date the Participant has terminated employment with the Corporation and is entitled to receive a benefit under the Basic Plan.

                                  SECTION III
                                  -----------
                        SUPPLEMENTAL PLAN CONTRIBUTIONS
                        -------------------------------


3.1  Salary Reduction Agreement.
     --------------------------


    (a) Subject to the further provisions of this Section 3.1, if the Board, or any individual or individuals to whom the Board has delegated responsibilities for Plan administration, determines that any portion or all of the amount that would otherwise be contributed on behalf of a Participant to the Basic Plan as a pre-tax contribution will be reduced because of the limitations in Code Sections 401(a)(17), 401(k)(3)(A), 402(g)(1) and/or 415(c)(1), such Participant shall be eligible to enter into a Salary Reduction Agreement under this Plan. Under this Salary Reduction Agreement, the Participant agrees to elect a reduction in his Earnings to make corresponding Salary Reduction Contributions and the Corporation agrees to credit his Account the amount of such Salary Reduction Contributions, provided that the amount of such contributions, when combined with his pre-tax contributions to the Basic Plan, shall not exceed 16% (or such lesser amount or percentage as may be permitted under the terms of the Basic Plan) of his Earnings.


         The amounts determined under this paragraph (a) shall be credited as of the date on which contributions to the Basic Plan would have been credited and under the same terms that would have applied but for the limitations set forth in Code Sections 401(a)(17), 401(k)(3)(A), 402(g)(1) and/or 415(c)(1).


    (b) In order to make Salary Reduction Contributions hereunder, each Participant shall execute a Salary Reduction Agreement prior to January 1 (or in the case of the initial Plan Year, prior to the first payroll period for which the Plan actually becomes effective) of each Plan Year. Such Salary Reduction Agreement shall

                                                                           III-1
         be valid only to the extent that such Participant has elected to make the maximum allowable amount (percentage) of pre-tax contributions to the Basic Plan for the Plan Year. In the event that such Participant elects at any time during the Plan Year to reduce his pre-tax contributions to the Basic Plan, his participation hereunder shall be forfeited for such Plan Year.


         A Participant's Salary Reduction Agreement, exclusive of the aforementioned limitations of the Plan, will continue in effect until the earliest of:


         (i) the date as of which the Participant is no longer eligible to make pre-tax contributions to the Basic Plan;


         (ii) the date as of which the Participant is no longer designated as a Participant hereunder;


         (iii) the January 1 as of which the Participant elects no longer to participate or elects to change his election under the Plan, provided written notice is given to the Board, or its delegate before such date; and


         (iv) the date the Participant's employment with the Corporation terminates.


3.2  Matching Employer Contributions.
     -------------------------------


     (a) The Corporation shall make a contribution to the Plan each Plan Year on behalf of each Participant equal to 35% of the first 6% of his Earnings with respect to which he makes salary reduction contributions pursuant to Section 3.1; provided that the amount of such contribution shall be reduced by the amount of matching contributions made under
          Section 4.1 (a) of the Basic Plan on behalf of such Participant for the same Plan Year.

                                                                           III-2

     (b) The Corporation may make a supplemental contribution to the Plan each Plan Year on behalf of each Participant equal to a percentage of his Earnings with respect to which he makes salary reduction contributions pursuant to Section 3.1; provided that such contribution percentage shall be equal to the supplemental contribution percentage made under
          Section 4.1(b) of the Basic Plan. The amount of such supplemental contribution hereunder shall be reduced by the amount of supplemental matching contributions made under Section 4.1(b) of the Basic Plan on behalf of such Participant for the same Plan Year.


     (c) The amounts determined under paragraphs (a) and (b) shall be credited as of the end of the Plan Year, under the same terms that would have applied under the Basic Plan but for the limitations set forth in Code Sections 401(a)(17) and/or 415(c)(1).


3.3  Income Credits. At the end of each Plan Year, income shall be credited on
     --------------
     any balance in the Participant's Account. The amount of such income shall be determined on the basis of either the Corporation's average annual yield on earning assets for the comparable time period or the Chittenden Stock Equivalent Account (determined in the manner described below), as elected by the Participant at the same time he enters into a Salary Reduction Agreement for such Plan Year. Income Credits on any portion of the Participant's Account added during a Plan Year shall be prorated to reflect the period of time during which such added portion was credited to the Participant's Account.


     The Participant's Chittenden Stock Equivalent Account shall be credited with the number of shares (including fractional interests in shares) of Chittenden Corporation stock which could be purchased with the balance in his Account at the Crediting Price (described below).

                                                                           III-3

     (a) If a Participant has selected the Chittenden Stock Equivalent Account, as of each date of payment of dividends on the Chittenden Corporation Stock there shall be credited, with respect to the equivalent share of Chittenden Corporation Stock credited pursuant to this Section 3.3 on the record date of such dividend, the equivalent of such additional shares (including fractional Interests therein) of Chittenden Corporation Stock as follows:


          (i) In the case of cash dividends, the number of shares that could be purchased at the Crediting Price (defined below) as of such payment date with the dividends which would have been payable on the credited shares as if they had been outstanding;

          (ii) In the case of dividends payable in Chittenden Corporation Stock, the equivalent number of shares that would have been payable on the equivalent shares as if they had been outstanding.


     (b)  Crediting Price. The Crediting Price at the time any credit is to be
          ---------------
          made pursuant to this Section 3.3 shall be the fair market value of the Chittenden Corporation Stock as of the end of the Plan Year for which such election has been made, and, pursuant to paragraph (a) shall be the fair market value of the Chittenden Corporation Stock on the date of the dividend payment.

                                                                           III-4

     For purposes of this paragraph (b), fair market value on any day shall mean the average of the high and low prices on a national securities exchange as of the end of the Plan Year for which such election has been made or on the date of dividend payment. If there were no sales on said dates, then the fair market value shall be the average of the high and low prices on the previous business day.


(c) The total number of equivalent shares of Chittenden Corporation Stock held for purposes of this Section 3.3 shall be proportionately adjusted from time to time, as determined by the Board, for any increase or decrease in the number of outstanding shares of Chittenden Corporation Stock resulting from a subdivision or combination of shares of Chittenden Corporation Stock, a dividend payable in Chittenden Corporation Stock (to the extent that credits have not otherwise been made with respect thereto pursuant to paragraph (a)(i)), a reclassification of Chittenden Corporation Stock, a merger or consolidation, or for any other change in capital structure of Chittenden Corporation Stock.

3.4  Vesting. A Participant shall be vested in his contributions hereunder
     -------
     pursuant to the vesting provisions set forth in Article VIII of the Basic Plan.

                                                                           III-5

                                  SECTION IV
                                  ----------
                        PAYMENT OF RETIREMENT BENEFITS
                        ------------------------------


4.1 Vested benefits payable in accordance with Section III will be paid on the Participant's Severance Date pursuant to Section II. Benefits will be paid in the form of a lump sum payment only.


4.2 It is intended that the benefits under this Plan be payable only in the event of a Participant's severance from employment on one of the dates specified in Section 2.1, or death of a Participant as provided in Section
     V. Participants will not be permitted to borrow from or make withdrawals from their Account prior to termination of employment, except as may be permitted by the Board, in its sole discretion, in exceptional circumstances.

                                   SECTION V
                                   ---------
                            DEATH BENEFITS PAYABLE
                            ----------------------


5.1 If a Participant should die before payment of benefits hereunder, his Beneficiary will receive a benefit equal to the amount credited to the Participant's Account, determined in accordance with Section III as if the Participant had retired on the first day of the month following the date of his death.


5.2 If a Participant should die after payment of benefit hereunder, no further amount shall be payable to his Beneficiary.

                                  SECTION VI
                                  ----------
                                 MISCELLANEOUS
                                 -------------


6.1 The Board may, in its sole discretion, terminate, suspend, or amend this Plan at any time or from time to time, in whole or in part. However, no amendment or suspension of the Plan will affect a Participant's right or the right of a Beneficiary to receive a benefit in accordance with the applicable provisions of this Plan as in effect on such Participant's Severance Date.


6.2 Nothing contained herein will confer upon any Participant the right to be retained in the service of the Corporation, nor will it interfere with the right of the Corporation to discharge or otherwise deal with Participants without regard to the existence of this Plan.


6.3 This agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their respective heirs, assigns, successors, executors and administrators. None of the payments provided for by this agreement shall be subject to seizure for payment of any debts or judgments against the Participant or the Participant's Beneficiary; nor shall the Participant or the Participant's Beneficiary have any right to transfer, modify, anticipate or encumber any rights or benefits hereunder; provided, however, that the undistributed portion of any benefit payable hereunder shall at all times be subject to set-off for debts owed by the Participant to the Corporation.

6.4 Notwithstanding anything to the contrary contained herein, any benefit under the Plan shall be deemed fully vested in the event of a Change in Control (as hereinafter defined). In such case, the Participant's benefit shall become immediately payable as of the closing date of the transaction deemed to effect such Change in Control.


     For purposes of this Plan, a Change in Control shall be deemed to have occurred upon the first to occur of the following events:


     (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, (other than the Corporation or any corporation owned, directly or indirectly, by the stockholders of this Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner"(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 25% of tile number of the Corporation's then outstanding securities;


     (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in paragraph (a),(c) or (d) of this Section 6.4) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease by any reason to constitute at least one half thereof;

     (c) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 60% of the number of outstanding securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or


     (d) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.


6.5 The Corporation may set aside assets in a trust or other funding arrangement as it, or its delegate, deems appropriate to anticipate benefit liabilities accumulating under the Plan; provided such arrangement is not considered "funded" for purposes of the Code and the Employee Retirement Income Security Act of 1974. Accordingly, the assets of any such arrangement shall be subject to the claims of the creditors of the Corporation in the event of the Corporation's insolvency. The rights of a Participant or Beneficiary shall be limited to those of a general, unsecured creditor of the Corporation who has a claim equal to the value of the Participant's benefit hereunder. Benefits under this Plan will be payable from the general assets of the Corporation or from such other funding vehicle established for such purpose as described above, or both.

6.6 The Board or its delegate may adopt rules and regulations to assist it in the administration of the Plan.


6.7 Each Participant shall receive a copy of this Plan and the Board will make available for inspection by any Participant a copy of the rules and regulations used by the Board in administering the Plan.


6.8  Claims Procedures. If any application for a distribution or withdrawal
     -----------------
     under the Plan shall be denied, the Board, or its delegate, shall notify the claimant within a reasonable time of such denial setting forth the specific reasons therefor and afford such claimant a reasonable opportunity for a full and fair review of the decision denying his claim. Notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:


     (a)  reference to pertinent provisions of the Plan;


     (b)  such additional information as may be relevant to denial of the claim;


     (c)  an explanation of the claims review procedures; and


     (d) advice that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments.


     Within 60 days following advice of denial of his claim, upon request made by the claimant for a review of such denial, the Board, or its delegate, shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant. The Board, or its delegate, shall be empowered to hold a hearing at which such claimant shall be entitled to present the basis of his claim for review and at which he may be represented by counsel. The Board, or its delegate, shall render a decision within 60 days after claimant's request for review and shall advise claimant in writing of its decision on such review, specifying its reasons and identifying appropriate provisions of the Plan.


6.9 The Corporation may withhold from any payments to be made hereunder such amount as it may be required to withhold under any applicable Federal, state, or other law, and transmit such withheld amounts to the appropriate taxing authority.


6.10 This Plan is established under and will be construed according to the laws of the State of Vermont.


IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed by its officer thereunto duly authorized on this 18th day of December, 1996.


                                            CHITTENDEN CORPORATION


ATTEST: /s/ F. Sheldon Prentice             By: /s/ Sarah P. Merritt
        -----------------------                 --------------------
            Corporate Secretary


(CORPORATE SEAL)